EXHIBIT 10.21

Execution 4/13/06

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL FOR THE HOLDER THEREOF REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933 ACT AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS.

WARRANT AGREEMENT

To Purchase Shares of the Series C Preferred Stock of

TransOral Pharmaceuticals, Inc.

Dated as of April 13, 2006 (the “Effective Date”)

WHEREAS, TransOral Pharmaceuticals, Inc., a Delaware corporation (the “Company”), has entered into a Senior Loan and Security Agreement of even date herewith (the “Loan Agreement”) with Hercules Technology Growth Capital, Inc., a Maryland corporation (the “Warrantholder”);

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Series C Preferred Stock pursuant to this Warrant Agreement the “Agreement”);

NOW, THEREFORE, the Company and Warrantholder agree as follows:

1.	GRANT OF THE RIGHT TO PURCHASE PREFERRED STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, fully paid and non-assessable shares of the Preferred Stock (as defined below) at a purchase price of $1.15 per share (the “Exercise price”). The number of Shares is equal to 5% of the aggregate Advances made under the Loan and Security Agreement dated as of the Effective Date between Company and Warrantholder divided by the Exercise Price. The number and Exercise Price of such shares are subject to adjustment as provided in Section 8. As used herein, the following terms shall have the following meanings:

“Act” means the Securities Exchange Act of 1933, as amended.

“Charter” means the Company’s Certificate of Incorporation, as may be amended from time to time.

“Common Stock” means the Company’s common stock;

“Initial Public Offering” means the initial underwritten public offering of the Company’s Common Stock pursuant to a registration statement under the Act, which public offering has been declared effective by the Securities and Exchange Commission (“SEC”);

“Merger Event” means (i) a merger or consolidation involving the Company in which the Company is not the surviving entity, or in which the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital stock of another entity, or (ii) the sale of all or substantially all of the assets of the Company.

“Preferred Stock” means the Series C Preferred Stock of the Company and any other stock into or for which the Series C Preferred Stock may be converted or exchanged, and upon and after the occurrences of an event which results in the automatic or voluntary conversion, redemption or retirement of all (but not less than all) of the outstanding shares of such Preferred Stock, including, without limitation, the consummation of an Initial Public Offering of the Common Stock in which such a conversion occurs, then from and after the date upon which such outstanding shares are so converted, redeemed or retired, “Preferred Stock” shall mean such Common Stock; and

“Purchase Price” means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Preferred Stock requested to be exercised under this Warrant pursuant to such exercise.

2.	TERM.

Except as otherwise provided for herein, the term of this Warrant and the right to purchase Preferred Stock as granted herein (the “Warrant”) shall commence on the Effective Date and shall be exercisable for a period ending upon the earliest to occur of (i) ten (10) years from the Effective Date; or (ii) five (5) years after the Initial Public Offering. Notwithstanding anything herein to the contrary, upon the consummation of a Merger Event where the consideration to the Company is cash or publicly traded securities, this Warrant shall automatically be exercised pursuant to Section 3 hereof, without any action by the holder of this Warrant.

3.	EXERCISE.

(a) Exercise. The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the “Notice of Exercise”), duly completed and executed, together with payment of the Purchase Price. Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below, and in no event later than ten (10) business days thereafter, the Company shall issue to the Warrantholder a certificate for the number of shares of Preferred Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the “Acknowledgment of Exercise”) indicating the number of shares which remain subject to future purchases, if any. The date which such certificate shall be deemed to have been issued shall be the date of exercise of the Warrant in the manner set forth herein.

The Purchase Price may be paid at the Warrantholder’s election either (i) by cash or check, or (ii) if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, by surrender of all or a portion of the Warrant for shares of Preferred Stock to be exercised under this Warrant and, if applicable, an amended Agreement representing the remaining number of shares purchasable hereunder, as determined below (“Net Issuance”). If the Warrantholder elects the Net Issuance method, the Company will issue Preferred Stock in accordance with the following formula:

		X =	Y(A-B)
A

Where:	X =	the number of shares of Preferred Stock to be issued to the Warrantholder.

	Y =	the number of shares of Preferred Stock requested to be exercised under this Warrant.

	A =	the fair market value of one (1) share of Preferred Stock at the time of issuance of such shares of Preferred Stock.

	B =	the Exercise Price.

For purposes of the above calculation, current fair market value of Preferred Stock shall mean with respect to each share of Preferred Stock:

(i) if the exercise is made concurrent with the closing of an Initial Public Offering, and if the Company’s Registration Statement relating to such Initial Public Offering has been declared effective by the SEC, then the fair market value per share shall be the product of (x) the initial “Price to Public” of the Common Stock specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise;

(ii) if the exercise is after, and not in connection with, an Initial Public Offering, and:

(1) if the Common Stock is traded on a securities exchange, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a five (5) trading day period ending the first trading day before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise; or

(2) if the Common Stock is traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid and asked prices quoted on the NASDAQ system (or similar system) over the five (5) day trading day period ending the first trading day before the day the current fair market value of the securities is being determined and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise.

(iii) if at any time the Common Stock is not listed on any securities exchange or quoted in the NASDAQ National Market or the over-the-counter market, the current fair market value of Preferred Stock shall be the product of (x) the highest price per share which the Company could obtain from a willing buyer (not a current employee or director) for shares of Common Stock sold by the Company, ‘from authorized but unissued shares, as most recently determined in good faith by its Board of Directors and (y) the number of shares of Common Stock into which each share of Preferred Stock is convertible at the time of such exercise, unless the exercise is made concurrent with a Merger Event pursuant to which the Company is not the surviving party, in which case the fair market value of Preferred Stock shall be deemed to be the per share value received by the holders of the Company’s Preferred Stock on a common equivalent basis pursuant to such Merger Event.

Upon partial exercise by either cash or Net Issuance, the Company shall promptly issue an amended Agreement representing the remaining number of shares purchasable hereunder. All other terms and conditions of such amended Agreement shall be identical to those contained herein, including, but not limited to the Effective Date hereof.

(b) Exercise Prior to Expiration. To the extent this Warrant is not previously exercised as to all Preferred Stock subject hereto, and if the fair market value of one share of the Preferred Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration. For purposes of such automatic exercise, the fair market value of on share of the Preferred Stock upon such expiration shall be determined pursuant to Section 3(a). To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Preferred Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

4.	RESERVATION OF SHARES.

During the term of this Warrant, the Company will at all times have authorized and reserved a sufficient number of shares of its Preferred Stock to provide for the exercise of the rights to purchase Preferred Stock as provided for herein, and shall have authorized and reserved a sufficient number of shares of its Common Stock to provide for the conversion of the preferred Shares available hereunder.

5.	NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but in lieu of such fractional shares the Company shall make a cash payment therefor upon the basis of the Exercise Price then in effect.

6.	REGISTRATION RIGHTS.

The holder of this Warrant shall be made a party to that certain Amended and Restated Investor Rights Agreement (the “Investor Rights Agreement”) dated as of October 25, 2005, among the Company and the Stockholders, as defined therein, in accordance with that certain Joinder Agreement attached hereto as Exhibit IV.

7. WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant. Warrantholder’s initial address, for purposes of such registry, is set forth below Warrantholder’s signature on this Warrant. Warrantholder may change such address by giving written notice of such changed address to the Company.

8.	ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Preferred Stock purchasable hereunder are subject to adjustment, as follows:

(a) Merger Event. Subject to the termination provisions contained in Section 2 hereof, if at any time there shall be a Merger Event, then, as a part of such Merger Event, lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the number of shares of preferred stock or other securities or property of the successor corporation resulting from such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event. In any such case, appropriate adjustment (as determined in good faith by the Company’s Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price and number of shares of Preferred Stock purchasable) shall be applicable in their entirety, and to the greatest extent possible. Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor or surviving entity shall assume the obligations of this Warrant.

(b) Reclassification of Shares. Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.

(c) Subdivision or Combination of Shares. If the Company at any time shall combine or subdivide its Preferred Stock, (i) in the case of a subdivision, the Exercise price shall be proportionately decreased, and the number of shares of Preferred Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Preferred Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d) Stock Dividends. If the Company at any time while this Warrant is outstanding and unexpired shall:

(i) pay a dividend with respect to the Preferred Stock payable in preferred Stock, then the Exercise Price shall be adjusted, from and after the date of determination of shareholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Preferred Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Preferred Stock outstanding immediately after such dividend or distribution; or

(ii) make any other distribution with respect to Preferred Stock (or stock into which the Preferred Stock is convertible), except any distribution specifically provided for in any other clause of this Section 8, then, in each such case, provision shall be made by the Company such that the Warrantholder shall receive upon exercise or conversion of this Warrant a proportionate share of any such distribution as though it were the holder of the preferred Stock (or other stock for which the Preferred Stock is convertible) as of the record date fixed for the determination of the shareholders of the Company entitled to receive such distribution.

(e) Antidilution Rights. Additional antidilution rights applicable to the preferred Stock purchasable hereunder are as set forth in the Company’s Charter and shall be applicable with respect to the Preferred Stock issuable hereunder. The Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter that materially affects the rights of the Preferred Stock; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution rights applicable to the Preferred Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Preferred Stock in the same manner as it affects all other holders of Preferred Stock. For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (f), the forgoing subsection (d) and the Company’s Charter.

(f) Notice of Adjustments. Whenever an adjustment to the Exercise price or the number of shares of Preferred Stock issuable upon exercise of this Warrant is made pursuant to this Section 8, the Company shall send to the

Warrantholder a notice setting forth, in reasonable detail, (i) the event requiring the adjustment, (ii) the amount of such adjustment, (iii) the method by which such adjustment was calculated, (iv) the adjusted Exercise Price (if the Exercise price has been adjusted), and (v) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall cause such notice to be mailed (by first class mail, postage. prepaid, or by reputable overnight courier with all charges prepaid) within thirty (30) days of such adjustment addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a) Reservation of Preferred Stock. The Preferred Stock issuable upon exercise of the Warrantholder’s rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Preferred Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws and applicable agreements to which the Company or its security holders are parties. The Company has made available to the Warrantholder true, correct and complete copies of its Charter and current bylaws. The issuance of certificates for shares of Preferred Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Preferred Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b) Due Authority. The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Preferred Stock and the Common Stock into which it may be converted, have been duly authorized by all necessary corporate action on the part of the Company. This Warrant: (1) is not inconsistent with the Company’s Charter or current bylaws; (2) subject to the accuracy of the Warrantholder’s representations in Section 10, does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contact or other instrument to which it is a party or by which it is bound. This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its respective terms.

(c) Consents and Approvals. No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law, which filings will be effective by the time required thereby.

(i) Issued Securities. All issued and outstanding shares of Common Stock, Preferred Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. All outstanding shares of Common Stock, Preferred Stock and any other securities were issued in full compliance with all federal and state securities laws. Attached to this Warrant is a true and correct capitalization table of the Company. In accordance with the Company’s Charter, no shareholder of the Company has preemptive right to purchase new issuances of the Company’s capital stock which right has not otherwise been waived in connection with the issuance of this Warrant.

(d) Other Commitments to Register Securities. Except as set forth in this Warrant and the Investor Rights Agreement, the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(e) Exempt Transaction. Subject to the accuracy of the Warrantholder’s representations in Section 10 (both at the time of the issuance of the Preferred Stock upon exercise of this Warrant and at the time of the issuance of the Common Stock upon conversion of the Preferred Stock), the issuance of the Preferred Stock upon exercise of this Warrant, and the issuance of the Common Stock upon conversion of the Preferred Stock, will each constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(f) Compliance with Rule 144. If the Warrantholder proposes to sell Preferred Stock issuable upon the exercise of this Warrant, or the Common Stock into which it is convertible, in compliance with Rule 144 promulgated by the SEC, then, upon Warrantholder’s written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company’s compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a) Investment Purpose. The right to acquire Preferred Stock or the Preferred Stock issuable upon exercise of the Warrantholder’s rights contained herein are being acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.

(b) Private Issue. The Warrantholder understands (i) that the Preferred Stock issuable upon exercise of this Warrant is not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company’s reliance on such exemption is predicated on the representations set forth in this Section 10.

(c) Disposition of Warrantholder’s Rights. In no event will the Warrantholder make a disposition of any of its rights to acquire Preferred Stock or Preferred Stock issuable upon exercise of such rights unless and until (i) it shall have notified the Company of the proposed disposition, and (ii) if requested by the Company, it shall have furnished the Company with an opinion of counsel (which counsel may either be inside or outside counsel to the Warrantholder) reasonably satisfactory to the Company and its counsel to the effect that (A) appropriate action necessary for compliance with the Act has been taken, or (B) an exemption from the registration requirements of the Act is available. Notwithstanding the foregoing, the restrictions imposed upon the transferability of any of its rights to acquire Preferred Stock or Preferred Stock issuable on the exercise of such rights do not apply to transfers from the beneficial owner of any of the aforementioned securities to its nominee or from such nominee to its beneficial owner, or to any transfers to an Affiliate (as such term is defined in the Act) of Warrantholder, and shall terminate as to any particular share of Preferred Stock when (1) such security shall have been effectively registered under the Act and sold by the holder thereof in accordance with such registration or (2) such security shall have been sold without registration in compliance with Rule 144 under the Act, or (3) a letter shall have been issued to the Warrantholder at its request by the staff of the SEC or a ruling shall have been issued to the Warrantholder at its request by the SEC stating that no action shall be recommended by such staff or taken by the SEC, as the case may be, if such security is transferred without registration under the Act in accordance with the conditions set forth in such letter or ruling and such letter or ruling specifies that no subsequent restrictions on transfer are required. Whenever the restrictions imposed hereunder shall terminate, as hereinabove provided, the Warrantholder or holder of a share of Preferred Stock then outstanding as to which such restrictions have terminated shall be entitled to receive from the Company, without expense to such holder, one or more new certificates for this Warrant or for such shares of Preferred Stock not bearing any restrictive legend.

(d) Financial Risk. The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(e) Risk of No Registration. The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “1934 Act”), or file reports pursuant to Section l5(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Preferred Stock pursuant to this Warrant or (ii) the preferred Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period. The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Preferred Stock or (B) Preferred Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(f) Accredited Investor. Warrantholder is an “accredited investor” within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(g) Diligence. Warrantholder has had an opportunity to discuss the Company’s business, management and financial affairs with its management and an opportunity to review the Company’s facilities.

11.	TRANSFERS AND LEGENDS.

(a) Subject to the terms and conditions contained in Section 10, this Warrant and all rights hereunder are transferable in whole or in part by the Warrantholder and any successor transferee. The transfer shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the “Transfer Notice”), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.

(b) Legend. The Preferred Stock (unless registered under the Act) shall be stamped or imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”). THESE SECURITIES HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SHARES UNDER THE ACT, OR PURSUANT TO RULE 144 UNDER THE ACT OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE ACT (EXCEPT THAT AN OPINION SHALL NOT BE REQUIRED WITH RESPECT TO A TRANSFER WITHOUT CONSIDERATION TO AN AFFILIATE). THESE SECURITIES HAVE NOT BEEN QUALIFIED UNDER THE LAWS OF ANY STATE, INCLUDING THE DEPARTMENT OF CORPORATIONS OF THE STATE OF CALIFORNIA, OR THE STATE AGENCIES OF DELAWARE. IN THE ABSENCE OF AN EXEMPTION FROM QUALIFICATION REQUIREMENT(S) UNDER APPLICABLE LAW, THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL.

Notwithstanding the foregoing, if the Preferred Stock has been held for one year from the later of the date of issuance by the Company or the date such Preferred Stock was acquired from an “affiliate” of the Company (including periods of tacking, if any) and Warrantholder is not an “affiliate” of the Company (“affiliate” in each case, as defined in Rule 144 promulgated under the Act), then the Company hereby agrees to reissue the Shares without the legend above promptly following the date it receives written notice from Warrantholder requesting such removal and reissuance.

12.	MISCELLANEOUS.

(a) Effective Date. The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the date hereof. This Warrant shall be binding upon any successors or assigns of the Company.

(b) Remedies. In the event of any default hereunder, the non-defaulting party may proceed to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default, and/or an action for specific performance for any default where Warrantholder will not have an adequate remedy at law and where damages will not be readily ascertainable.

(c) Market Standoff. The Warrantholder shall be subject to the restrictions under Section 1.14 of the Investor Rights Agreement to the same extent as the other parties thereto.

(d) No Impairment of Rights. The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(e) Attorney’s Fees. In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys’ fees and expenses and all costs of proceedings reasonably incurred in enforcing this Warrant. For the purposes of this Section 12(e), attorneys’ fees shall include without limitation fees reasonably incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f) Entire Agreement; Amendments. This Warrant constitute the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersede and replace in their entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof. None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(g) No Waiver. No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(h) Survival. All agreements, representations and warranties contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Warrant and the expiration or other termination of this Warrant.

(i) Governing Law. This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction,

(j) Consent to Jurisdiction and Venue. All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California. By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant, Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

(k) Mutual Waiver of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, “CLAIMS”) ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY. If this jury waiver is for any reason unenforceable, all disputes shall be resolved by judicial reference under California Code of Civil Procedure Section 638.

(l) Specific Performance. Warrantholder and Company agree that either may be irreparably damaged by any breach or threatened breach of this Warrant. Upon a breach or threatened breach of the terms, covenants and/or conditions of this Warrant by Warrantholder or Company, the other party shall, in addition to all other remedies, be entitled to seek a temporary or permanent injunction and/or a decree for specific performance, in accordance with the provisions hereof.

(m) No Stockholder Rights. Prior to the exercise of this Warrant, the Warrantholder shall not be entitled to vote or receive dividends or be deemed the holder of the Preferred Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose, nor shall anything contained herein be construed to confer upon such holder, as such, any of the rights of a stockholder of the company or any right to vote for the election of directors or upon any matter submitted to stockholders at any meeting thereof, or to give or withhold consent to any corporate action, whether upon any recapitalization, issuance of stock, reclassification of stock change of par value, consolidation, merger, conveyance, or otherwise, or to receive dividends or subscription rights or otherwise until this Warrant shall have been exercised and the Preferred Stock purchasable upon the exercise hereof shall have become deliverable as provided herein.

(n) Counterparts. This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	TRANSORAL PHARMACEUTICALS, INC.

	By:	/s/ Illegible
Title:

Attn: Tom Soloway, Chief Financial Officer 300 Tamal Plaza Corte Madera, CA 94925

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

	By:	/s/ Illegible
	Title:	Chief Legal Officer

Hercules Technology Growth Capital, Inc. Attn: Kathy Conte 525 University Ave, Suite 700 Palo Alto, CA 94301

	cc:	Hercules Technology Growth Capital, Inc. Attn: Chief Legal Officer 525 University Avenue Suite 700 Palo Alto, CA 94301

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned TransOral Pharmaceuticals, Inc., hereby acknowledge receipt of the “Notice of Exercise” from Hercules Technology Growth Capital, Inc., to purchase [            ] shares of the Series C Preferred Stock of TransOral Pharmaceuticals, Inc., pursuant to the terms of the Agreement, and further acknowledges that [            ] shares remain subject to purchase under the terms of the Agreement.

COMPANY:	TRANSORAL PHARMACEUTICALS, INC.

By:
Title:
Date:

EXHIBIT III

TRANSFER NOTICE

(To transfer or assign the foregoing Agreement execute this form and supply required information. Do not use this form to purchase shares.)

FOR VALUE RECEIVED, the foregoing Agreement and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Holder’s Signature:

Holder’s Address:

EXHIBIT IV

JOINDER AGREEMENT

WHEREAS, the undersigned Hercules Technology Growth Capital, Inc. (the “Joining Party”) and TransOral Pharmaceuticals, Inc., a Delaware corporation (the “Company”), have entered into a certain Loan and Security Agreement (the “LSA”), dated as of April 13, 2006, and certain other related agreements contemplated thereby, pursuant to which, among other things, the Company will issue to the Joining Party one or more Warrants (the “Warrant”) to purchase an aggregate of up to 434,783 shares of the Company’s Series C Preferred Stock, at an exercise price of $1.15 per share (the “Shares”);

WHEREAS, the parties hereto desire the Joining Party to have certain registration rights with respect to the shares of Common Stock of the Company issuable upon conversion of the Shares pursuant to Sections 1.02, 1.03 and 1.15 of that certain Investors’ Rights Agreement, dated as of October 25, 2005, among the Company and the other parties named therein, as the same may be amended and/or restated from time to time (the “Rights Agreement”), and that the Joining Party be added to the Rights Agreement as parties thereto for the purpose of granting such registration rights;

WHEREAS, Section 3.14 of the Rights Agreement allows the amendment or waiver of such Rights Agreement with the written consent of the Company and the holders of at least 66 2/3% of the Registrable Securities, as defined therein, outstanding (the “Supermajority Holders”); and

WHEREAS, Article V, Section E(3) of the Company’s Amended and Restated Certificate of Incorporation (the “Certificate”) provides that the Supermajority Holders consent to those certain transactions as proposed in the Warrant and LSA.

NOW, THEREFORE, in consideration of the promises contained herein and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged by the parties hereto, the parties hereby covenant and agree as follows:

1. The shares of Common Stock of the Company issuable upon conversion of the Shares shall constitute “Registrable Securities,” as such term is defined in Section 1.01(k) of the Rights Agreement, for all intents and purposes of the registration rights and related provisions and obligations set forth in Sections 1.01 through 1.16 inclusive and Section 3 of the Rights Agreement.

2. The Joining party shall be treated for all purposes under Section 1.01 through 1.16 inclusive, and Section 3 of the Rights Agreement as “Holders,” as such term is defined in Section 1.01(f) of the Rights Agreement.

3. The Joining Party agrees to be bound by the terms and conditions of Sections 1.01 through 1.16 inclusive and Section 3 of the Rights Agreement and shall succeed to and assume all of the rights and obligations of Holders of Registrable Securities for all intents and purposes of such Sections, provided that, the Joining Party shall not be deemed to possess any rights set forth in Section 2 of the Rights Agreement.

4. All notices and other communications under the Rights Agreement shall be made to the Joining Party at the address specified below and thereafter at such other address, notice of which is given in accordance with Section 3.04 of the Rights Agreement:

Hercules Technology Growth Capital, Inc.

Attn: Kathy Conte

525 University Ave, Suite 700

Palo Alto, CA 94301

cc:   Hercules Technology Growth Capital, Inc.

Attn: Chief Legal Officer

525 University Avenue

Suite 700

Palo Alto, CA 94301

5. The undersigned hereby consent to the sale and issuance by the Company of the Warrant, and hereby waive on behalf of themselves and all other such holders the right of first offer granted to such holders pursuant to Section 2.01 of the Rights Agreement. The undersigned hereby further consents to and waives (i) any prior notice periods that may be contained in the Rights Agreement, or in any other documents or instrument that provides for prior notice of the sale and issuance of the Warrant pursuant to the LSA, and (ii) any requirements as set forth in Article V, Section E(3) of the Certificate in connection with the LSA, the Warrant, or any transactions contemplated thereby.

6. The Rights Agreement as modified herein shall remain in full force and effect as so modified

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

TRANSORAL PHARMACEUTICALS, INC.

By:

Name:

Title:

INVESTORS:

See attached pages.

Agreed and Accepted:

HERCULES TECHNOLOGY GROWTH CAPITAL, INC.

By:

Title:

75 Kneeland Street Boston, Massachusetts 02111 617 275 0040 617 275 0039 fax www.paratekpharm.com

November 6, 2014

VIA E-MAIL AND FIRST CLASS MAIL

Hercules Technology Growth Capital, Inc.

525 University Ave, Suite 700

Palo Alto, CA 94301

Attention: Kathy Conte

Copy to: Chief Legal Officer

Re:             Notice of Special Dividend

Ladies and Gentlemen:

Reference is hereby made to (i) that certain Warrant Agreement (the “Agreement”), dated as of April 13, 2006, by and between Paratek Pharmaceuticals, Inc. (f/k/a Transcept Pharmaceuticals, Inc. or TransOral Pharmaceuticals, Inc.), a Delaware corporation (the “Company”), and Hercules Technology Growth Capital, Inc., a Maryland corporation (“Hercules”), (ii) the Company’s press release dated October 14, 2014 and Forms 8-K filed with the U.S. Securities and Exchange Commission (the “SEC”) on October 14, 2014 and October 20, 2014, each regarding the Company’s announcement of a special dividend (the “Dividend”) of an initial cash amount of $0.6674 per share (the “Cash Amount”) and the right to receive certain Future Rights (as defined and described in the Company’s Form 8-K filed with the SEC on October 14, 2014), which Cash Amount was paid on October 29, 2014 (the “Payment Date”), and (iii) the Company’s press release dated October 30, 2014 and Form 8-K filed with the SEC on October 31, 2014 regarding a reverse stock split of the Company’s common stock at a ratio of one new share for every twelve shares outstanding (the “Reverse Stock Split”).

Pursuant to Section 8(d)(ii) and 8(f) of the Agreement, the Company hereby provides notice to Hercules that the “Exercise price” (as defined in the Agreement) shall be adjusted from $6.806 to $73.6632 to take into account the effects of the Reverse Stock Split and Cash Amount paid pursuant to the Dividend ($6.806 per share less the Cash Amount of $0.6674 per share = $6.1386 per share, and $6.1386 per share multiplied by 12 for the Reverse Stock Split equals $73.6632 per share). In addition, pursuant to Section 8(f) of the Agreement, the Company hereby provides notice to Hercules that the number of shares of the Company’s common stock issuable upon exercise of the warrant pursuant to the Agreement shall be adjusted from 61,451 shares to 5,120 shares to take into account the effect of the Reverse Stock Split (61,451 divided by 12).

To summarize, after giving effect to the Reverse Stock Split and the Dividend, Hercules has an outstanding warrant to purchase 5,120 shares of the Company’s common stock at an exercise price of $73.6632 per share, expiring on April 13, 2016.

Please do not hesitate to call me at (617) 275-0040 if you have any questions.

Very truly yours,

/s/ Kathryn M. Boxmeyer

Kathryn M. Boxmeyer
Interim Chief Financial Officer
Paratek Pharmaceuticals, Inc.